UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23, 2006

WEST COAST BANCORP
(Exact name of registrant as specified in charter)

Oregon
(State or other jurisdiction of incorporation)

0-10997
(SEC File Number)

93-0810577
(IRS Employer Identification No.)

5335 Meadows Road, Suite 201 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(503) 684-0884

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

        On January 25, 2006, West Coast Bancorp (the “Company”) sent a notice to its directors and executive officers regarding a blackout period under the West Coast Bancorp 401(k) Plan (the “Plan”). During the blackout period, the directors and executive officers of the Company will be prohibited from purchasing or selling equity securities of the Company. The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on January 23, 2006.

        The reason for the blackout period is to allow the plan administrator to transition the Plan to a new recordkeeping system. During the blackout period, which is expected to last from February 24, 2006, through the beginning of the day on March 1, 2006, participants in the Plan will not be able to transfer assets among the Plan’s investment funds, take out Plan loans, or receive benefit distributions. Because of these restrictions, the participants will be unable during the blackout period to direct the sale or purchase of any shares of the Company’s common stock held in their Plan accounts.

        Inquiries regarding the blackout period should be directed to Brad Lynott at 5335 Meadows Road, Suite 201, Lake Oswego, Oregon 97035, (503) 598-3248, facsimile (503) 684-0781, lynottb@wcb.com.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST BANCORP
Dated: January 25, 2006	By: /s/ Richard R. Rasmussen
Richard R. Rasmussen Executive Vice President, General Counsel and Secretary